Exhibit 99.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated as of December   , 2009, is made by and between Nordson Corporation, an Ohio corporation (the “Company”), and Michael F. Hilton (the “Executive”), and is effective as of January   , 2010 (the “Effective Date”).

RECITALS:

WHEREAS, the Company desires to employ Executive on the terms set forth in this Agreement, and Executive desires to accept such employment under such terms.

NOW, THEREFORE, in consideration of the foregoing intentions and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. Employment. The Company hereby employs Executive as its President and Chief Executive Officer upon the other terms and conditions provided herein. Executive hereby accepts such employment. The term of employment under this Agreement (the “Term”) shall be for the period beginning upon the Effective Date and ending upon the Date of Termination under Sections 6 and 7 of this Agreement. Executive will report to the Company’s Board of Directors (the “Board”).

2. Duties. During the Term, Executive will have the customary duties, responsibilities and authorities of an executive serving the position of President and Chief Executive Officer, subject in all cases to the power of the Board to expand or limit such duties, responsibilities and authorities, either generally or in specific instances. Executive’s workplace shall be located at the Company’s principal office in Westlake, Ohio.

3. Executive’s Efforts.

(a) During the Term, Executive shall devote substantially all of his business time (excluding periods of vacation and other approved leaves of absence) to the performance of his duties with the Company, its subsidiaries and affiliates. Executive will perform his duties and responsibilities to the best of his ability in a diligent, trustworthy, and businesslike manner. Executive will at all times abide by and observe the Company’s Code of Business and Ethical Conduct.

(b) The foregoing shall not prevent Executive from (i) participating in charitable, civic, educational, professional, community or industry affairs or, with prior written approval of the Board, serving on the board of directors or advisory boards of other companies; and (ii) managing his and his family’s personal investments, so long as such activities do not materially interfere with the performance of his duties hereunder or create a potential business conflict or the appearance thereof. If at any time service on any board of directors or advisory board would, in the good faith judgment of the Board, conflict with Executive’s fiduciary duty to the Company or create any appearance thereof, Executive shall, as soon as reasonably practicable considering any fiduciary duty to the other entity, resign from such other board of directors or advisory board after his receipt of written notice from the Board as to the conflict.

4. Certain Definitions.

(a) “Annual Base Salary” shall have the meaning set forth in Section 5(a).

(b) “Notice of Award” shall mean the written notice from the Company to Executive pursuant to which Executive is informed of a grant of an option to purchase Common Stock, or other equity-based award made under the Long-Term Performance Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean any of the following: (i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary; (ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof; or (iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof, or (iv) Executive materially fails to comply with the Company’s Code of Business and Ethical Conduct.

(e) “Change in Control” shall have the meaning set forth in the Change-in-Control Retention Agreement between the Company and Executive (the “Change-in-Control Retention Agreement”).

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a Section of the Code includes all rulings, regulations, notices, announcements, decisions, orders and other pronouncements that are issued by the United States Department of the Treasury, the Internal Revenue Service, or any court of competent jurisdiction, that are lawful and pertinent to the interpretation, application or effectiveness of such Section.

(g) “Common Stock” shall mean the common shares of the Company without par value.

(h) “Company” shall mean Nordson Corporation, an Ohio corporation, the principal office of which is in Westlake, Ohio.

(i) “Compensation Committee” shall mean the Compensation Committee of the Board whose members shall be appointed by the Board from time to time.

(j) “Date of Termination” shall mean (i) if Executive’s employment is terminated by reason of his death, the date of his death, and (ii) if Executive’s employment is terminated pursuant to Sections 6(a)(ii) — (vii), the date specified in the Notice of Termination.

(k) “Disability” shall mean the inability of Executive to perform his duties and responsibilities as an officer or employee of the Company or any of its subsidiaries on a full-time basis due to a physical, mental or emotional incapacity resulting from injury, sickness or disease, meeting the standards set forth in the Nordson Corporation Long-Term Disability Plan, and as determined by the Compensation Committee.

(l) “Effective Date” shall mean January   , 2010.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Executive” shall mean Michael F. Hilton.

(o) “Good Reason” shall mean the occurrence of any of the following: (i) a material diminution in Executive’s title, duties or responsibilities, without his prior written consent, (ii) a material diminution of Executive’s Annual Base Salary, without his prior written consent, (iii) material failure by the Company to make available to Executive compensation plans, employee pension plans, and employee welfare plans and other benefits and perquisites that provide opportunities to receive overall compensation and benefits and perquisites at least equal to the opportunities for overall compensation and benefits and perquisites that were available to Executive immediately prior to the action by the Company constituting such failure, (iv) the Company requires Executive, without his prior written consent, to be based at any office or location that requires a relocation greater than 50 miles from Westlake, Ohio, or (v) any material breach of this Agreement by the Company; provided, however, that for purposes of a Change in Control, “Good Reason” shall have the meaning set forth in the Change-in-Control Retention Agreement.

(p) “Long-Term Performance Plan” shall mean the Amended and Restated Nordson Corporation 2004 Long-Term Performance Plan.

(q) “Management Incentive Plan” shall mean the Amended and Restated Nordson Corporation 2004 Management Incentive Plan.

(r) “Notice of Termination” shall have the meaning set forth in Section 6(b).

(s) “Options” as of any date of determination shall mean options held by Executive as of such date to purchase Common Stock of the Company.

(t) “Term” shall have the meaning set forth in Section 1.

5. Compensation and Related Matters.

(a) Annual Base Salary.  During the Term, Executive shall receive a base salary at a rate that is no less than $675,000 per annum (the “Annual Base Salary”), payable in accordance with the Company’s normal payroll practices.  The rate of the Annual Base Salary shall be reviewed by the Compensation Committee periodically, at least annually, and any increases in Annual Base Salary will be based upon performance and consideration of competitive market practice with any decrease occurring only if such a decrease also applies proportionately to all Named Executive Officers of the Company

(b) Bonus.  For each fiscal year of the Company during the Term, Executive shall be eligible to participate in the Management Incentive Plan in accordance with terms and provisions thereof (the payment in satisfaction of an Incentive Award under the Management Incentive Plan, a “Bonus”). Subject to Compensation Committee discretion, Executive will be paid a respective Bonus amount for the achievement of “threshold,” “target,” and “maximum” level under pre-established performance goals (with no Bonus paid for achievement below threshold level, Bonus paid at ninety percent (90%) of Annual Base Salary for achievement of target level, and one hundred eighty percent (180%) of Annual Base Salary for achievement above maximum level). Notwithstanding the foregoing to the contrary, for the Company fiscal year beginning on November 1, 2009, and ending on October 31, 2010, Executive will receive a Bonus of not less than ninety percent (90%) of Annual Base Salary actually received from the Effective Date through October 31, 2010. Nothing in this Agreement shall preclude the Company from amending or terminating the Management Incentive Plan and such amendments or termination shall otherwise apply to Executive as long as such amendments or termination are of general and uniform application to all Named Executive Officers of the Company.

(c) Initial Equity Grant. Contemporaneous with the Effective Date, the Company shall grant to Executive an equity award (the “Initial Equity Grant”) equal to $210,000 (the number of shares of Common Stock constituting the Initial Equity Grant shall be determined by dividing $210,000 by the closing share price of Common Stock on the Effective Date and rounding to the nearest whole share). The Common Stock contained in the Initial Equity Grant may not be transferred, pledged, hypothecated or otherwise alienated until three years after the Effective Date, and shall be subject to forfeiture in the event of a voluntary termination of employment or termination of employment for cause prior to such date. The Initial Equity Grant shall be evidenced by a Notice of Award.

(d) Long-Term Incentive Compensation.  During the Term, Executive shall be entitled to participate in the Long-Term Performance Plan or any successor plan thereto, or any other long-term incentive plan implemented by the Company, at a level that is competitive with market practices, as determined by the Compensation Committee. Contemporaneous with the Effective Date, Executive shall receive certain Awards under the Long-Term Performance Plan (the “Initial Long-Term Performance Plan Awards”), which shall include: (i) nonqualified Options equal to $750,000 as of the Effective Date (as determined under the Black-Scholes valuation methodology), and (ii) for Executive’s participation in the Company’s FY 2010 — FY 2012 Long-Term Incentive Plan, Performance Share Units equal to $750,000 as of the Effective Date (as determined under the Long-Term Performance Plan, using the closing share price of Common Stock on the Effective Date). The Initial Long-Term Performance Plan Awards shall be evidenced by a Notice of Award reflecting their respective terms, which terms shall be consistent with this Agreement. The Performance Share Units shall convert into shares of Common Stock at a rate based upon the achievement of respective pre-established Performance Objectives established by the Compensation Committee for the FY 2010 - FY 2012 Long-Term Incentive Plan.

(e) Initial Conditional Cash Award. In the event that Executive forfeits any payout under the executive officer cash opportunity (i.e., bonus) plan maintained by Air Products and Chemicals, Inc. for the performance period ending in December 2009 by reason of his acceptance of employment with the Company under this Agreement, the Company will make a one-time cash payment of $166,000 (the “Initial Conditional Cash Award”). Such Initial Conditional Cash Award shall be paid in the first Base Salary payment cycle following the Effective Date, subject to Executive providing a written statement declaring the denial of such payout.

(f) Supplemental Retirement Benefits. Executive shall be eligible to participate in the Nordson Corporation Amended and Restated 2005 Excess Defined Benefit Pension Plan, the Nordson Corporation Amended and Restated 2005 Excess Defined Contribution Benefit Plan, and the Amended and Restated Nordson Corporation 2005 Deferred Compensation Plan in accordance with the respective terms thereof.

(g) Special Supplemental Individual Pension Benefit. The Company shall establish and provide to Executive an individual nonqualified pension benefit (the “Supplemental Individual Pension Benefit”) that shall treat Executive as if he were fully vested in the Nordson Corporation Salaried Employees Pension Plan, solely in the event that Executive experiences a Termination due to Death, Termination due to Disability, Termination without Cause or Resignation with Good Reason (whether or not in connection with a Change in Control), each in accordance with Section 6, prior to becoming one hundred percent (100%) vested in the Nordson Corporation Salaried Employees Pension Plan. Such Supplemental Individual Pension Benefit shall provide for payment to commence as soon as permissible following the Date of Termination, subject to the requirements described in Section 7(g) and (h). Once Executive has accrued sufficient service to be fully vested in the Nordson Corporation Salaried Employees Pension Plan, the Company shall have no obligation to provide the Supplemental Individual Pension Benefit. Such Supplemental Individual Pension Benefit shall be evidenced by a separate agreement which shall be consistent with the terms of this Agreement.

(h) Mandatory Deferral of Compensation. The Executive will not be required to defer any amounts of compensation during calendar year 2010 which may not be tax deductible to the Company under the provisions of Section 162(m) of the Internal Revenue Code. Thereafter, the Compensation Committee shall have the unilateral right to require Executive to defer compensation payable under this Agreement into the Amended and Restated Nordson Corporation 2005 Deferred Compensation Plan in the event that such compensation is determined by the Compensation Committee not to be deductible under Code Section 162(m). Such deferral, if made, shall be made for a period of time necessary to ensure that the compensation payments are deductible under Code Section 162(m) and shall be made in accordance with the requirements of Code Section 409A.

(i) Change-in-Control Retention Agreement. Upon the Effective Date, Executive shall be given the opportunity to execute and participate in the benefits conferred under the Company’s present Change-in-Control Retention Agreement. Nothing in this Agreement, however, is to be construed to limit the ability of the Company to change, alter, amend or terminate the Change-in-Control Retention Agreement; provided, however, that in the event the Company takes such action, and the aggregate value of the benefits provided under Section 7(b) are greater than those that would be provided under the combination of those provided under Section 7(c) and the Change-in-Control Retention Agreement at such time, then Executive may elect to be paid or conferred benefits under Section 7(b) of this Agreement upon a Termination without Cause or Resignation for Good Reason following a Change in Control.

(j) Relocation Benefits. Executive shall be entitled to relocation benefits in accordance with the Nordson Standard Relocation Assistance program. In addition, the Company shall reimburse Executive for any cash loss on the sale of Executive’s primary residence (determined as of the time of sale) up to a maximum of $500,000. Any cash loss shall be determined based upon the purchase price of Executive’s primary residence plus the cost of any capital improvements to the residence that qualify for addition to the tax basis of the residence. Executive shall provide written evidence for the value of any loss claimed under this paragraph.

(k) Other Employee Benefits. During the Term, Executive shall be entitled to participate in the other employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board or Compensation Committee, hereafter) in effect which are applicable to the senior officers of the Company generally, subject to and on a basis consistent with the terms, conditions and overall administration thereof (including the right of the Company to amend, modify or terminate such plans).

(l) Expenses.  Pursuant to the Company’s customary policies in force at the time of payment, Executive shall be reimbursed for all expenses properly incurred by Executive on the Company’s behalf in the performance of Executive’s duties hereunder. In addition, The Company will reimburse Executive for reasonable legal expenses and attorneys’ fees incurred by Executive in connection with the review of this Employment Agreement, up to a maximum of $15,000.

  (m) Paid Time Off/Paid Holidays.  Executive shall be entitled to thirty-five (35) annual paid time off days per year, in accordance with the Company’s Paid Time Off policy as in effect as of the Effective Date, and as may be amended from time to time.  Executive also shall be entitled to paid holidays in accordance with the Company’s practices with respect to same as in effect as of the Effective Date, as may be amended from time to time.

(n) Club Membership.  During the Term, the Company shall pay on behalf of Executive, or reimburse Executive for, the initiation fee and the monthly membership fee payable in connection with Executive’s membership in The Union Club in Cleveland, Ohio.

(o) Tax and Financial Planning Assistance.  During the Term, the Company shall, upon submission of proper documentation, pay on behalf of Executive, or reimburse Executive, for reasonable expenses incurred for professional assistance in planning and preparing his tax returns and managing his financial affairs, including estate planning, provided that such expenses do not exceed $5,000 per fiscal year, or such other amount as the Compensation Committee may establish from time to time for the Named Executive Officers.

(p) Annual Executive Physical. The Company will provide Executive with the opportunity to receive an annual physical examination consistent with the benefit provided to the other Named Executive Officers from time to time.

6. Termination.

(a) Executive’s employment hereunder, and this Agreement, may be terminated by the Company or Executive, as applicable, without any breach of this Agreement under the following circumstances and in accordance with Section 6(b):

(i) Death.  Executive’s employment hereunder shall terminate upon his death.

(ii) Disability.  If the Company determines in good faith that Executive has incurred a Disability, the Company may provide Executive written notice of its intention to terminate Executive’s employment.  In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive, provided that within such 30 day period Executive shall not have returned to full-time performance of his duties.

(iii) Termination for Cause.  The Company may terminate Executive’s employment hereunder for Cause.

(iv) Resignation for Good Reason.  Executive may resign his employment hereunder for Good Reason.

(v) Termination without Cause.  The Company may terminate Executive’s employment hereunder without Cause.

(vi) Resignation without Good Reason.  Executive may resign his employment hereunder without Good Reason.

(vii) Termination due to Retirement. Executive may voluntarily resign his employment upon or after reaching Normal Retirement Age as that term is defined under the Nordson Corporation Salaried Employees Pension Plan (or, if that plan has been terminated, as defined under any successor plan or any annuity contract funding the termination of such plan).

(b) Notice of Termination.  Any termination of Executive’s employment by the Company or by Executive under this Section 6 (other than termination pursuant to Section 6(a)(i)) shall be communicated by a written notice from the Board or Executive to the other, indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and specifying a Date of Termination which, except in the case of Termination by reason of Disability or Termination for Cause pursuant to Section 6(a)(ii) or 6(a)(iii), respectively, shall be at least 90 days following the date of such notice (a “Notice of Termination”).  In the event of Termination for Cause pursuant to Section 6(a)(iii), Executive shall have the right, if the basis for such Cause is curable, to cure the same within thirty (30) days following the Notice of Termination for Cause, and Cause shall not be deemed to exist if Executive cures the event giving rise to Cause within such 30-day period. In the event of termination for Cause pursuant to Section 6(a)(iii) where the basis for such Cause is not curable, the Date of Termination shall be no earlier than thirty (30) days following the Notice of Termination; provided, however, in no event shall the giving of such Notice of Termination for Cause and the subsequent actions taken by the Company to reduce the responsibilities of Executive or to remove Executive from office be construed as factors giving to Executive the right declare that he has Good Reason to resign during any such notice period.  In the event of Termination by Executive for Good Reason pursuant to Section 6(a)(iv), the Company shall have the right, if the basis for such Good Reason is curable, to cure the same within thirty (30) days following the Notice of Termination for Good Reason, and Good Reason shall not be deemed to exist if the Company cures the event giving rise to Good Reason within such 30-day period. Executive must provide written notice to the Company of any condition constituting Good Reason within ninety (90) days of the initial existence of such a condition. Executive shall continue to receive his Annual Base Salary, Bonus and all other compensation and perquisites referenced in Section 5 through the Date of Termination.

7. Payments and Benefits Upon Termination.

(a) Termination for any Reason.  In the event Executive’s employment with the Company is terminated for any reason, the Company shall pay Executive (or his beneficiary in the event of his death) any unpaid Annual Base Salary that has accrued as of the Date of Termination, and any unreimbursed expenses due to Executive.  Executive also shall be entitled to accrued, vested benefits under the Company’s benefit plans and programs as provided therein, and the terms of any applicable Notice of Award will govern such benefits to the extent applicable.  Executive shall be entitled to the additional payments and benefits described below only as set forth herein.

(b) Termination without Cause or Resignation for Good Reason (Not Following Change in Control). Subject to Section 7(c), (g) and (h) and the restrictions contained herein, in the event of Executive’s Termination without Cause (pursuant to Section 6(a)(v)) or Resignation for Good Reason (pursuant to Section 6(a)(iv)), and where such Termination without Cause or Resignation for Good Reason does not occur within two (2) years following the effective date of a Change in Control, the Company shall pay to Executive the amounts described in Section 7(a). In addition, subject to Section 7(g) and (h) and the restrictions contained herein, the Company shall do all of the following:

(i) The Company shall pay to Executive, in a single cash payment, (a) an amount equal to two (2) times the Annual Base Salary at the rate in effect on the Date of Termination, and (b) an amount equal to two (2) times the greater of (x) ninety percent (90%) of Annual Base Salary, or (y) the target Bonus payable under Section 5(b).

(ii) The Company shall pay to Executive, in a single cash payment, a prorated amount of the Bonus payable under Section 5(b) for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period.. Such payment shall be made in a lump sum by the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.” For this purpose, the term “substantial risk of forfeiture” shall be determined within the meaning of Treasury Regulations Section 1.409A-1(b)(4) and (d).

(iii) The Company shall settle on a prorata basis any awards granted Executive under the Long-Term Performance Plan for any performance period(s) not completed on the Date of Termination based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period. Such settlement shall be made in a lump sum after the end of the applicable performance period with respect to which it is to be calculated, and after the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.”

(iv) The Company shall permit Executive to exercise all vested but unexercised Options in accordance with the terms of the applicable Notice of Award.

(v) Executive immediately shall become fully vested in his benefits under the Supplemental Individual Pension Benefit.

(vi) Any restrictions on transfer of the Initial Equity Grant or subsequent restricted Common Stock grants shall lapse as of the Date of Termination.

(vii) The Company shall continue certain of Executive’s benefits under this Agreement for a period of twenty four (24) months following the Date of Termination (for purposes of this Section 7(b)(vii), the “Continued Benefits”). The Continued Benefits shall include health care benefits, dental benefits, prescription drug benefits and vision care benefits. Any rights that Executive and/or his qualified beneficiaries may have to continuation of health plan coverage in accordance with the requirements of applicable law (e.g. “COBRA coverage” under the Employee Retirement Income Security Act of 1974) shall run concurrently with the continuation of welfare benefits under this Section 7(b)(vii), such that Executive will timely elect such continuation coverage and the Company shall be responsible for necessary premium payments on behalf of Executive. The Company may require Executive to complete and file any election forms that are generally required of other employees to obtain COBRA coverage; and Executive’s COBRA coverage may be terminable in accordance with applicable law.

(c) Termination without Cause or Resignation for Good Reason (Following Change in Control). In the event of Executive’s Termination without Cause (pursuant to Section 6(a)(v)) or Resignation for Good Reason (pursuant to Section 6(a)(iv)), and where such Termination without Cause or Resignation for Good Reason occurs within two (2) years following the effective date of a Change in Control, the Company shall pay to Executive the amounts described in Section 7(a) as well as any compensation or benefits to which Executive is entitled under the Change-in-Control Retention Agreement between the Company and Executive, but Executive shall not be entitled to benefits described under Section 7(b) of this Agreement. In addition, but only to the extent not otherwise provided under the Change-in-Control Retention Agreement:

(i) Executive shall immediately become fully vested in the Supplemental Individual Pension Benefit and the Company shall credit Executive with an additional two (2) years of service credit and add an additional two (2) years to Executive’s age for purposes of determining the benefit under the Supplemental Individual Pension Benefit.

(ii) The Company shall pay to Executive, in a single cash payment, a prorated amount of the Bonus payable under Section 5(b) for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period. Such payment shall be made in a lump sum by the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.” For this purpose, the term “substantial risk of forfeiture” shall be determined within the meaning of Treasury Regulations Section 1.409A-1(b)(4) and (d).

(iii) The Company shall settle on a prorata basis any awards granted Executive under the Long-Term Performance Plan for any performance period(s) not completed on the Date of Termination based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period. Such settlement shall be made in a lump sum after the end of the applicable performance period with respect to which it is to be calculated, and after the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.”

(iv) Executive shall immediately become fully vested in any accrued but unvested benefits, if any, under the Amended and Restated Nordson Corporation 2005 Deferred Compensation Plan.

(v) Executive shall immediately become fully vested in all Options granted under the Long-Term Performance Plan.

(vi) All restrictions upon any Common Stock granted to Executive under the Long-Term Performance Plan shall immediately and completely lapse.

(vii) In addition to any benefits continued under the Change-in-Control Retention Agreement, the Company shall continue certain of Executive’s benefits under this Agreement for a period of twenty four (24) months following the Date of Termination (for purposes of this Section 7(c)(vi), the “CIC Continued Benefits”). The CIC Continued Benefits shall include health care benefits, dental benefits, prescription drug benefits, vision care benefits, life insurance benefits, disability benefits, and tax and financial planning assistance benefits otherwise described under this Agreement. Any rights that Executive and/or his qualified beneficiaries may have to continuation of health plan coverage in accordance with the requirements of applicable law (e.g. “COBRA coverage” under the Employee Retirement Income Security Act of 1974) shall run concurrently with the continuation of welfare benefits under this Section 7(c)(vi), such that Executive will timely elect such continuation coverage and the Company shall be responsible for necessary premium payments on behalf of Executive. The Company may require Executive to complete and file any election forms that are generally required of other employees to obtain COBRA coverage; and Executive’s COBRA coverage may be terminable in accordance with applicable law.

(d) Termination Due to Death. Subject to Section 7(g) and (h) and the restrictions contained herein, in the event of Executive’s Termination due to Death, the Company shall pay to Executive the amounts described in Section 7(a). The Company also shall do all of the following:

(i) Executive’s surviving spouse shall receive a life insurance benefit payout equivalent to two times Executive’s Annual Base Salary and target Bonus for the fiscal year in which death occurs.

(ii) Executive’s surviving spouse shall be entitled to continued health care benefits for a period of two (2) years following the date of Executive’s death, or such longer amount as may be provided under the Company’s benefit plans from time to time.

(iii) The Company shall pay to Executive’s estate, in a single cash payment, a prorated amount of the Bonus payable under Section 5(b) for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period. Such payment shall be made in a lump sum by the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.” For this purpose, the term “substantial risk of forfeiture” shall be determined within the meaning of Treasury Regulations Section 1.409A-1(b)(4) and (d).

(iv) The Company shall settle on a prorata basis any awards granted Executive under the Long-Term Performance Plan for any performance period(s) not completed on the Date of Termination based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period. Such settlement shall be made in a lump sum after the end of the applicable performance period with respect to which it is to be calculated, and after the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.”

(v) Executive (and thus, his surviving spouse) shall immediately become fully vested in his benefits under the Supplemental Individual Pension Benefit.

(vi) All restrictions upon any Common Stock granted to Executive under the Long-Term Performance Plan shall immediately lapse on a prorata basis.

(vii) Executive’s estate shall retain the right to exercise vested Options granted under the Long-Term Performance Plan for the remainder of their term.

(e) Termination Due to Disability. Subject to Section 7(g) and (h) and the restrictions contained herein, in the event of Executive’s Termination due to Disability, the Company shall pay to Executive the amounts described in Section 7(a). The Company also shall do all of the following:

(i) Executive shall receive disability benefits, if any, in accordance with the Nordson Corporation Long Term Disability Plan, and be entitled to a maximum of $25,000 per calendar month during the period of such Disability payable through a combination of income replacement benefits afforded under the Long Term Disability Plan and the Company’s supplemental long term disability plan for executive officers.

(ii) The Company shall pay to Executive, in a single cash payment, a prorated amount of the Bonus payable under Section 5(b) for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period. Such payment shall be made in a lump sum by the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.” For this purpose, the term “substantial risk of forfeiture” shall be determined within the meaning of Treasury Regulations Section 1.409A-1(b)(4) and (d).

(iii) The Company shall settle on a prorata basis any awards granted Executive under the Long-Term Performance Plan for any performance period(s) not completed on the Date of Termination based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period. Such settlement shall be made in a lump sum after the end of the applicable performance period with respect to which it is to be calculated, and after the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.”

(iv) Executive shall immediately become fully vested in his benefits under the Supplemental Individual Pension Benefit.

(v) All restrictions upon any Common Stock granted to Executive under the Long-Term Performance Plan shall immediately lapse on a prorata basis.

(vi) Executive shall retain the right to exercise vested Options granted under the Long-Term Performance Plan for the remainder of their term.

(vii) If Executive is age 65 or older at the Date of Termination, Executive shall receive a $12,000 Company-paid retiree life insurance benefit, or such other life insurance benefit as may be provided under the Company’s retiree benefit programs from time to time. If Executive has not yet attained age 65 at the Date of Termination, Executive shall receive continuation of Company-paid life insurance benefits until age 65 (assuming that waiver of premium is approved).

(f) Termination Due to Retirement. Subject to Section 7(g) and (h) and the restrictions contained herein, in the event of Executive’s Termination due to Retirement, the Company shall pay to Executive the amounts described in Section 7(a), but Executive shall not be entitled to any severance, salary continuation or other termination pay. However, the Company also shall do all of the following:

(i) The Company shall pay to Executive, in a single cash payment, a prorated amount of the Bonus payable under Section 5(b) for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period. Such payment shall be made in a lump sum by the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.” For this purpose, the term “substantial risk of forfeiture” shall be determined within the meaning of Treasury Regulations Section 1.409A-1(b)(4) and (d).

(ii) The Company shall settle on a prorata basis any awards granted Executive under the Long-Term Performance Plan for any performance period(s) not completed on the Date of Termination based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period. Such settlement shall be made in a lump sum after the end of the applicable performance period with respect to which it is to be calculated, and after the later of (a) 2-1/2 months after the end of the calendar year in which the amount to be paid is no longer subject to a “substantial risk of forfeiture,” or (b) 2-1/2 months after the taxable year of the Company in which the amount to be paid is no longer subject to a “substantial risk of forfeiture.”

(iii) The Company shall permit Executive to exercise all vested but unexercised Options in accordance with the terms of the applicable Notice of Award.

(iv) All restrictions upon any Common Stock granted to Executive under the Long-Term Performance Plan shall immediately and completely lapse.

(v) Executive shall receive a $12,000 Company-paid retiree life insurance benefit, or such other life insurance benefit as may be provided under the Company’s retiree benefit programs from time to time.

(g) Benefits Provided Upon Termination of Employment. If Executive’s termination or resignation does not constitute a “separation from service,” as such term is defined under Code Section 409A, Executive shall nevertheless be entitled to receive all of the payments and benefits that Executive is entitled to receive under this Section 7 on account of his termination of employment. However, the payments and benefits that Executive is entitled to under this Agreement shall not be provided to Executive until such time as Executive has incurred a “separation from service” within the meaning of Code Section 409A. Unless otherwise indicated under this Section 7 and/or any applicable Notice of Award or benefit plan, any payments to which Executive is entitled under this Section 7 shall be made within sixty (60) days following Executive’s separation from service.

(h) Specified Employee Status Under Section 409A. Furthermore, notwithstanding any provision of this Agreement to the contrary, if Executive is a “specified employee” (as defined by Code Section 409A) at the time of his termination of employment under this Agreement (or, if later, his “separation from service” under Code Section 409A), to the extent that a payment, reimbursement or benefit under Section 7 is considered to provide for a “deferral of compensation” (as determined under Code Section 409A), then such payment, reimbursement or benefit shall not be paid or provided until six months after Executive’s separation from service, or his death, whichever occurs first. Any compensation, reimbursements or benefits that are withheld under this provision for the first six months shall be payable in a lump sum on the 181st day after such termination of employment (or, if later, separation from service).

The restrictions in this Section 7(h) shall be interpreted and applied solely to the minimum extent necessary to comply with the requirements of Code Section 409A(a)(2)(B). Accordingly, payments, benefits or reimbursements under Section 7 or any other part of this Agreement may nevertheless be provided to Executive within the six (6) month period following the date of Executive’s termination of employment under this Agreement (or, if later, his “separation from service” under Code Section 409A), to the extent that it would nevertheless be permissible to do so under Code Section 409A because those payments, reimbursements or benefits are (i) described in Treasury Regulations Section 1.409A-1(b)(9)(iii) (i.e., payments within the limitations therein that are being made on account of an involuntary termination or termination for good reason, within the meaning of the Treasury Regulations), or (ii) benefits described in Treasury Regulations Section 1.409A-1(b)(9)(v) (e.g., health care benefits).

(i) Nonduplication of Benefits. To the extent, and only to the extent, a payment or benefit that is paid or provided under this Section 7 would also be paid or provided under the terms of the applicable plan, program, agreement or arrangement, including, without limitation, the Change-in-Control Retention Agreement described in Section 4(e), such applicable plan, program, agreement or arrangement will be deemed to have been satisfied by the payment made or benefit provided under this Agreement.

8. Non-competition; Confidential Information. Executive will be a party to and abide by the terms of the standard Nordson Employee Agreement regarding confidentiality, non-competition, trade secret protection and patent assignment. Breach of the Nordson Employee Agreement by Executive shall constitute a material breach of this Agreement. In exchange for post-termination benefits afforded Executive under Section 7 of this Agreement, Executive agrees that the Company shall not be obligated to make payments to Executive under Section 8 (non-competition) of the Nordson Employee Agreement .

9. Injunctive Relief. It is recognized and acknowledged by Executive that a breach of the covenants described in Section 8 above will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, Executive agrees that in the event of a breach of any of the covenants contained in Section 8 above, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

10. Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

11. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

12. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio.

13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Notices. Any notice, request, claim, demand, document or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

(a) If to the Company, to:

Nordson Corporation
28601 Clemens Road
Cleveland, Ohio 44145-1119
Attention:  Vice President and General Counsel

with copies to:

Nordson Corporation
28601 Clemens Road
Cleveland, Ohio 44145-1119
Attention: Chair, Compensation Committee

(b) If to Executive, to him at the address set forth below under his signature with a copy to:

Mr. George C. Hlavac, Esq.
Tallman Hudders & Sorrentino
1611 Pond Road
Suite 300
Allentown, PA  18104

or at any other address as any party shall have specified by notice in writing to the other party in accordance with this Section 14.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

16. Entire Agreement. The terms of this Agreement, together with the Management Incentive Plan, the Long-Term Performance Plan and any Award Agreement(s) issued thereunder, are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.  The parties further intend that this Agreement, and the aforementioned contemporaneous documents, shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

17. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and authorized on behalf of the Company by the Compensation Committee.  By an instrument in writing similarly executed, Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.  No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

18. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement.  Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

19. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or Executive’s employment with the Company, to include without limitation, any employment-related claim regarding Executive’s hiring, terms and conditions of employment, and termination of employment sounding in contract or tort or under federal, state or local statute or other law (to exclude claims for workers’ compensation, unemployment compensation and under the Employee Retirement Income Security Act of 1974 (“ERISA”)) shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Cleveland, Ohio, in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 8 or 9 of this Agreement and Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company’s posting any bond; and provided further, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.  Each of the parties hereto shall bear its share of the fees and expenses of any arbitration hereunder.

20. Indemnification and Insurance. The Company shall indemnify Executive to the fullest extent permitted by the laws of the State of Ohio, in effect at the time of the subject act or omission, and shall advance to Executive reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that Executive was not entitled to the reimbursement of such fees and expenses) and he shall be entitled to the protection of any insurance policies the Company shall elect to maintain generally for the benefit of its directors and officers (“Directors and Officers Insurance”) against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement).  The Company covenants to maintain during the Term and for a reasonable period of time thereafter (which period shall not be less than five years) for the benefit of Executive (in his capacity as a current or former officer and director of the Company, as applicable) Directors and Officers Insurance providing customary benefits to Executive with respect to all periods during the Term.

21. Withholding of Taxes. All payments under this Agreement shall be subject to withholding, deductions and contributions as required by law.

221. Code Section 409A Compliance. This Agreement is intended to comply with the requirements of Code Section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code Section 409A, shall in all respects be administered in accordance with Code Section 409A. Each payment under this Agreement shall be treated as a separate payment for purposes of Code Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. If Executive dies following the date of termination and prior to the payment of any amounts delayed on account of Code Section 409A, such amounts shall be paid to the personal representative of Executive’s estate within 30 days after the date of Executive’s death. All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Code Section 409A shall be made or provided in accordance with the requirements of Code Section 409A, including, without limitation, that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided, that Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than Executive’s remaining lifetime (or if longer, through the 20th anniversary of Effective Date). The Company may, in consultation with Executive, modify this Agreement, in the least restrictive manner necessary and without any diminution in the value of the payments to Executive, in order to cause the provisions of the Agreement to comply with the requirements of Code Section 409A, so as to avoid the imposition of taxes and penalties on Executive pursuant to Code Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

NORDSON CORPORATION

By:
Name:	Robert E. Veillette
Title:	Vice President, General Counsel and Secretary

EXECUTIVE

Address: 2215 Augusta Drive
Center Valley, PA 18034